Exhibit (a)(4)
                        Offer to Purchase for Cash
                  All Outstanding Shares of Common Stock
        (including the Associated Preferred Stock Purchase Rights)
                                    of
                         ARV Assisted Living, Inc.
                                    by
                                EMAC Corp.
                         a wholly owned subsidiary
                                    of
                           Emeritus Corporation
                                    at
                           $17.50 Net Per Share

  ----------------------------------------------------------------------
  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 PM, NEW YORK CITY
    TIME, ON WEDNESDAY, JANUARY 21, 1998, UNLESS THE OFFER IS EXTENDED.
  ----------------------------------------------------------------------


To Our Clients:

               Enclosed for your consideration are the Offer to Purchase dated December 19, 1997 (the "Offer to Purchase") and the related Letter of Transmittal (which together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by EMAC Corp., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Emeritus Corporation, a Washington corporation ("Emeritus"), to purchase for cash all outstanding shares of Common Stock, no par value (the "Shares"), of ARV Assisted Living, Inc., a California corporation (the "Company"), together with the associated preferred stock purchase rights (the "Rights") issued pursuant to the Rights Agreement dated as of July 14, 1997, as amended, between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent. UNLESS THE RIGHTS CONDITION (AS DEFINED IN THE OFFER TO PURCHASE) IS SATISFIED, SHAREHOLDERS WILL BE REQUIRED TO TENDER ONE RIGHT FOR EACH SHARE TENDERED IN ORDER TO EFFECT A VALID TENDER OF SHARES IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN SECTION 2 OF THE OFFER TO PURCHASE. UNLESS THE DISTRIBUTION DATE (AS DEFINED IN THE OFFER TO PURCHASE) OCCURS, A TENDER OF SHARES WILL ALSO CONSTITUTE A TENDER OF THE ASSOCIATED RIGHTS.

               We are the holder of record of Shares and Rights held for your account. A tender of such Shares and Rights can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares or Rights held by us for your account.

               Accordingly, we request instructions as to whether you wish us to tender any or all of the Shares and Rights held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

Your attention is invited to the following:

               1. The tender price is $17.50 per Share (and associated Right), net to you in cash, without interest thereon.

               2. The Offer and withdrawal rights will expire at 11:59 PM, New York City time, on Wednesday, January 21, 1998, unless the Offer is extended.

               3. The Offer is conditioned upon, among other things, the satisfaction or, where applicable, waiver of the following conditions: (i) there being validly tendered and not withdrawn prior to the Expiration Date (as defined in the Offer to Purchase) a number of Shares which, together with Shares owned by the Purchaser and its affiliates, will constitute at least a majority of the total number of outstanding Shares on a fully diluted basis (exclusive of any Shares issuable upon conversion of the Company's 6-3/4% Convertible Subordinated Notes due 2006) as of the date the Shares are accepted for payment by the Purchaser pursuant to the Offer,
(ii) the Rights issued by the Company having been redeemed by the Board of Directors of the Company or the Purchaser being satisfied, in its discretion, that the Rights have been invalidated or are otherwise inapplicable to the Offer and the Proposed Merger (as defined in the Offer to Purchase), (iii) Emeritus and the Purchaser being satisfied, in their discretion, that the Purchaser has obtained financing upon terms satisfactory to them in an amount sufficient to consummate the Offer and the Proposed Merger (including the redemption or refinancing of all outstanding debt and payment of all fees and expenses), (iv) Emeritus and the Purchaser being satisfied, in their discretion, that the Board of Directors of the Company has approved and recommended or will approve and recommend a merger between the Company and the Purchaser and (v) the redemption of the Notes (as defined in the Offer to Purchase) having been rescinded.

               4. Any stock transfer taxes applicable to the sale of Shares or Rights to the Purchaser pursuant to the Offer will be paid by the Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

               If you wish to have us tender any or all of your Shares or Rights, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares and Rights, all such Shares and Rights will be tendered unless otherwise specified on the detachable part hereof. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the expiration of the Offer.

               The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by Deutsche Morgan Grenfell Inc., the Dealer Manager of the Offer, or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

               Payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by The Bank of New York (the "Depositary") of (a) certificates for (or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to) such Shares and, if the Distribution Date occurs, certificates for (or a timely Book-Entry Confirmation, if available, with respect to) the associated Rights (unless the Purchaser elects to make payment for such Shares pending receipt of the certificates for, or a Book-Entry Confirmation with respect to, such Rights as described in Section 2), (b) a Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message, and (c) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering shareholders at the same time depending upon when certificates for or confirmations of book-entry transfer of such Shares (or Rights) into the Depositary' s account at a Book-Entry Transfer Facility (as defined in the Offer to Purchase) are actually received by the Depositary.



                     Instructions with Respect to the
                        Offer to Purchase for Cash
                         All Outstanding Shares of
                               Common Stock
        (including the Associated Preferred Stock Purchase Rights)
                                    of
                         ARV Assisted Living, Inc.
                                    by
                                EMAC Corp.
                         a wholly owned subsidiary
                                    of
                           Emeritus Corporation


               The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated December 19, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal, in connection with the offer by EMAC Corp., to purchase all outstanding shares of Common Stock, no par value (the "Shares"), of ARV Assisted Living, Inc., together with the associated preferred stock purchase rights (the "Rights") issued pursuant to the Rights Agreement dated as of July 14, 1997, as amended, between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent.

               This will instruct you to tender the number of Shares and Rights indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

Number of Shares to be Tendered:*
                                  -----------------------------------------
Date:
     ----------------------------------------------------------------------

---------------------------------------------------------------------------
                               SIGN HERE

Signature:
          -----------------------------------------------------------------
Print Name(s):
              -------------------------------------------------------------
Print Address(es):
                  ---------------------------------------------------------
Area Code and Telephone Number(s):
                                  -----------------------------------------
Taxpayer Identification or Social Security Number(s):
                                                     ----------------------

------------
   * Unless the Rights Condition (as defined in the Offer to Purchase) is satisfied, shareholders will be required to tender one Right for each Share tendered in order to effect a valid tender of Shares in accordance with the procedures set forth in Section 2 of the Offer to Purchase. Unless the Distribution Date (as defined in the Offer to Purchase) occurs, a tender of Shares will also constitute a tender of the associated Rights. Unless otherwise indicated, it will be assumed that all Shares and Rights held by us for your account are to be tendered.